EXHIBIT 21 SUBSIDIARIES OF THE REGISTRANT

NAME                                                                   STATE OF INCORPORATION
Accounting Principals, Inc.                                            Pennsylvania
AccuStaff Incorporated                                                 Florida
AccuStaff/Computer Action, Inc.                                        Florida
AD, L.L.C.I                                                            Delaware
Additional Technical Services, Inc.                                    Massachusetts
Advance Possis Technical Services, Inc.                                Minnesota
Advantage Personnel Services, Inc.                                     California
Ames/Standby of Philadelphia, Inc.                                    Pennsylvania
AMPL, Inc. d/b/a Parker Lynch                                          California
BC, L.L.C.I                                                            Delaware
Berrett Tech Alliance Corp.                                            Virginia
Bogard Temps, Inc.                                                     California
CADSTAR International, Ltd.                                            Massachusetts
Career Horizons Government Services, Inc.
Career Horizons, Inc.                                                  New York
Century Temporary Services, Inc.                                       Ohio
CHI Payroll Services, Inc.                                             Delaware
CHI Financial Services, Inc.                                           Delaware
CHI Services, Inc.                                                     Delaware
CHI Temporary Services, Inc.                                           Delaware
Computer Professionals, Inc. (CPI)                                     Florida
Contemporary Graphic Group, Inc.                                       New York
Contact Recruiters, Inc.                                               New Hampshire
Contract Staffing Group, Inc.                                          South Carolina
Custom Software, Inc.                                                  Michigan
CSG Acquisition Corp.                                                  Connecticut
Datacorp Business Systems, Inc.                                        Ohio
Debbie Temps, Inc.                                                     Illinois
Dial A Temporary, Inc.                                                 Delaware
DuPay Enterprises, Inc. d/b/a ASOSA Personnel                          Arizona
EMI Associates, Inc.                                                   Arizona
Excel Services of Atlanta, Inc.                                        Georgia
Excel Services of Cobb Co., Inc.                                       Georgia
Excel Services of DC, Inc.                                             Georgia
Excel Technical Services, Inc.                                         Georgia
Excel Temporary Services, Inc.                                         Georgia
Excel Training Services, Inc.                                          Georgia
Executive Monitors, Inc.                                               Pennsylvania
Experts, Inc.                                                          Massachusetts
Firstaff, Inc.                                                         Minnesota
Goldfarb-Wasson Associates, Inc.                                       California
GW Temporaries, Inc.                                                   California
HR Management Services, Inc.                                           Michigan
Health Force Operating Corporation                                     New York
Health Force, Inc.                                                     New York
HJM Consulting, Inc.                                                   New York
JLS Software Services, Inc.
Keystone Consulting Group, Inc.                                        Georgia
Lawstaf Legal Search, Inc.                                             Georgia
Lawstaf, Inc.                                                          Georgia
Logue & Rice Temp, Inc.                                                Virginia
Logue & Rice Temp, Inc.                                                Georgia
Legal Support Personnel, Inc.                                          New York
The Lenco Group, Inc.                                                  Massachusetts
Lenco Pro, Inc.                                                        Massachusetts
LIT Merger Corp.
Manchester, Inc.                                                       Pennsylvania
Matthews Professional Services, Inc.                                   Illinois
McKinley Group, Inc.                                                   Virginia
Medi-Force, Inc.                                                       New York
Mid-States Tech. Staffing Services, Inc.                               Iowa
National Software Associates, Inc.                                     Massachusetts
Nomaha, Inc. (a wholly-owned subsidiary of Placers)                    Pennsylvania
North American Consulting Services, Inc.                               Florida
Openware Technologies, Inc. (a wholly-owned subsidiary of CPI)         Florida
Outsource Staffing, Inc.
Ovation Technologies, Inc.                                             New Hampshire
PeopleSystems, Inc.                                                    Florida
PTA Int't, d/b/a Perma Temp Agency                                     California
Perspective Technology Corporation                                     Virginia
PFC - California (1995)
Placers, Inc.                                                          Delaware
PL Services, Inc.                                                      Delaware
Potomac Personnel Services, Inc.                                       Delaware
Preferred Consulting Services, Inc.                                    Minnesota
Programming Enterprises, Inc.                                          California
Project Professionals, Inc.                                            California
Resource Solutions Group, Inc.                                         Michigan
Richard Michael Group, Inc.                                            Delaware
Scientific Staffing, Inc.                                              Pennsylvania
Scientific Staffing of Ft. Lauderdale, Inc.                            Florida
Scientific Staffing of Tampa Bay, Inc.                                 Florida
Special Counsel, Inc.                                                  Maryland
Special Counsel International, Inc.                                    New York
Staff-Additions, Inc.                                                  North Carolina
Staffing Resources, Inc.                                               Washington
Staffware, Inc.                                                        Texas
Systems Group, Inc. (3 volumes)
System Pros, Inc.                                                      Massachusetts
TEKNA Inc. (a wholly-owned subsidiary of CPI)                          Virginia
Technical Software Solutions, Inc.                                     Maryland
TempForce, Inc.                                                        New York
Tempo Health Power, Inc. (Original)                                    New York
Temps & Co. Franchising, Inc.                                          Delaware
Temps & Co. Services, Inc.                                             Delaware
TempsAmerica, Inc.                                                     Delaware
Training Delivery Service, Inc. (TDSI)                                 California
TSG Acquisitions Corporation                                           New Hampshire
Wasser, Inc.                                                           Washington
Why Systems, Inc.                                                      Delaware
Zeitech, Inc.                                                          New York
